                                                                     Exhibit 3.1
                             CERTIFICATE OF ADOPTION

                                       OF

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                       PIONEER-STANDARD ELECTRONICS, INC.

         Preston B. Heller ,Jr., President, and William X. Haase, Secretary of Pioneer-Standard Electronics, Inc., an Ohio corporation, with its principal office located at Cuyahoga County, Ohio, do hereby certify that a special meeting of the holders of the shares of said corporation entitling them to vote on the proposal to adopt Amended Articles of Incorporation as contained in the following resolution, was duly called for such purpose and held on the 17th day of April, 1970, at which meeting a quorum of such shareholders was present in person or by proxy and that by the affirmative vote of the holders of shares entitled under the Articles of Incorporation to exercise two-thirds of the voting power of the corporation on such proposal, the following resolution was adopted:

                                   RESOLUTION

                  RESOLVED, that the following Amended Articles of Incorporation be, and the same hereby are, adopted to supersede the existing Articles of Incorporation as heretofore amended:

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                       PIONEER-STANDARD ELECTRONICS, INC.

                  FIRST. The name of the corporation is Pioneer-Standard Electronics, Inc.

                  SECOND. The place in the State of Ohio where the principal office of the corporation is to be located is the City of Cleveland, Cuyahoga County.

                  THIRD. The purposes of the corporation are as follows:

                  1. To manufacture, produce, process, purchase and sell as distributor, wholesaler, retailer, or otherwise, and to act as agent or broker in the buying, selling, leasing and otherwise dealing in electric, electronic, radio and television equipment, including without limitation of the foregoing, electrical and mechanical instruments, motors, parts, appliances, components and other similar devices and to do and perform all other acts as shall be necessary, incidental or otherwise related to the exercise of the foregoing purposes.

                  2. To carry on any other lawful business as from time to time determined by the Board of Directors.

                  3. To purchase, acquire, hold, mortgage, pledge, loan money upon, exchange, rent, sell and otherwise deal in personal property and real estate of every kind, character and description whatsoever and wheresoever situated, and any interest therein; in particular without limiting the generality of the foregoing, to acquire, hold, sell and otherwise deal in any part or all of the shares of stock, notes, bonds, debentures, or any other kind of security of any other corporation which is conducting a business similar to the business of this corporation or otherwise.

                  4. To apply for, obtain, purchase, take licenses in respect of, or otherwise acquire, and to hold, own, use, grant licenses in respect of, manufacture under, sell, assign, mortgage, pledge, or otherwise dispose of, any and all inventions, devices, processes, and any improvements and modifications thereof, and all Letters Patent of the United States or of any other country, state, territory or locality, and all rights connected therewith or pertaining thereto; any and all copyrights granted by the United States, or any other country, state, territory or locality, and any and all trademarks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state, territory or locality.

                  5. To acquire all or any part of the good will, rights, property and business of any corporation, association, partnership, firm, trustee, syndicate, combination, organization, or other entity or individual, domestic or foreign, hereto fore or hereafter engaged in any business similar to the business of the corporation, and to pay for the same in cash, or in shares or in obligations of the corporation, or otherwise, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights and property so acquired, and to conduct in the State of Ohio, or in any other state, territory, locality or country, the whole or any part of the business thus acquired, provided such business is not prohibited by the laws of the State of Ohio.

                  6.       To have one or more offices or plants.

                  7. To do any one or more of the acts or things expressed in this Article Third, either as principal or as agent, for or through the operation or control of any other persons, firm, association, corporation or body politic.

                  8. In addition to the acts and things herein set forth, to do such other acts and things as are or may be permitted by the General Corporation Law of Ohio and any amendments which may be made thereto and such other acts and things as may be necessary, convenient or expedient to carry out and accomplish any or all of the foregoing purposes.

                  The foregoing paragraphs of this Article Third shall be construed as expressing independent purposes and powers, which shall not, except as otherwise expressly provided, be limited by reference to or inference from the provisions of any other paragraph; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of said corporation and are in furtherance of and in addition to and not in limitation of the general powers conferred upon the corporation by the said General Corporation Law of Ohio.

                  FOURTH. The authorized number of shares of the corporation is One Million (1,000,000), all of which shall be common shares without par value.

                  FIFTH. The corporation, when authorized to do so by its Board of Directors, may purchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the corporation and the selling shareholder or shareholders. Any such purchase may be made either in the open market or at private or public sale.

                  SIXTH. The holders of shares shall have no pre-emptive rights to purchase or to have offered to them for purchase any shares of the corporation.

         SEVENTH. The Code of Regulations previously set forth in the Agreement of Consolidation contained in the Certificate of Consolidation filed in the office of the Secretary of the State of Ohio on February 4, 1963, has from time to time thereafter been amended by the shareholders in accordance with Section 1701.11 of the Ohio Revised Code. Such Code of Regulations as so amended is contained in the minutes of the proceedings of the shareholders of the corporation, and such regulations as so amended shall (until hereafter amended by the shareholders, or until new regulations are adopted by the shareholders)he the regulations for the government of the corporation, the conduct of its affairs and the management of its property.

         EIGHTH. These Amended Articles of Incorporation supersede the existing Articles of Incorporation as heretofore amended.

         IN WITNESS WHEREOF, the said Preston B. Heller, Jr., President, and William X. Haase, Secretary, of Pioneer-Standard Electronics, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 24th day of April, 1970.

                                                  -s-  Preston B. Heller, Jr.
                                                --------------------------------
                                                         President

                                                  -s- William X. Haase
                                                --------------------------------
                                                           Secretary

                             CERTIFICATE OF ADOPTION

                                       OF

                 AMENDMENT TO AMENDED ARTICLES OF INCORPORATION

                                       OF
                       PIONEER- STANDARD ELECTRONICS, INC.

         Preston B. Heller, Jr., President, and William X. Haase, Secretary, of Pioneer-Standard Electronics, Inc., an Ohio corporation, with its principal office located in the County of Cuyahoga of the State of Ohio do hereby certify that an annual meeting of the holders of the Shares of said corporation entitling them to vote on the proposal to amend the Amended Articles of Incorporation thereof, as contained in the following resolution, was duly called and notice thereof was duly given, and that said meeting was held on the 28th day of June, 1973, at which meeting a quorum of such shareholders was present in person or by proxy and that by the affirmative vote of the holders of shares entitled under the Articles to exercise two-thirds of the voting power of the corporation on such proposal, following resolution to amend the Amended Articles was adopted:

                                   RESOLUTION

         RESOLVED, that article Fourth of the Amended Articles of Incorporation of this Corporation be and it hereby is amended so that it reads as follows:

                  "FOURTH: The authorized number of shares of the Corporation is 2,000,000, all of which shall be common shares without par value."

         IN WITNESS WHEREOF, the said Preston B. Heller, Jr., President, and William X. Haase, Secretary, of Pioneer-Standard Electronics, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 17th day of May, 1974.

                                                    -s- Preston B. Heller, Jr.
                                                --------------------------------
                                                            President

                                                    -s- William X. Haase
                                                --------------------------------
                                                             Secretary

                             CERTIFICATE OF ADOPTION

                                       OF

                 AMENDMENT TO AMENDED ARTICLES OF INCORPORATION

                                       OF
                       PIONEER-STANDARD ELECTRONICS, INC.

         Preston B. Heller, Jr., President, and William X. Haase, Secretary, of Pioneer-Standard Electronics, Inc., an Ohio corporation, with its principal office located in the County of Cuyahoga of the State of Ohio do hereby certify that an annual meeting of the holders of the shares of said corporation entitling them to vote on the proposal to amend the Amended Articles of Incorporation thereof, as contained in the following resolution, was duly called and notice thereof was duly given, and that said meeting was held on the 28th day of June, 1979, at which meeting a quorum of such shareholders was present in person or by proxy and that by the affirmative vote of the holders of shares entitled under the Articles to exercise two-thirds of the voting power of the corporation on such proposal, the following resolution to amend the Amended Articles was adopted:

                                   RESOLUTION

         RESOLVED, that Article Fourth of the Amended Articles of Incorporation of this Corporation be and it hereby is amended so that it reads as follows:

                  "FOURTH: The authorized number of shares of the Corporation is 5,000,000, all of which shall be common shares without par value."

         IN WITNESS WHEREOF, the said Preston B. Heller, Jr., President, and William X. Haase, Secretary, of Pioneer-Standard Electronics, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 10th day of August 1979.

                                                    -s- Preston B. Heller, Jr.
                                                --------------------------------
                                                            President

                                                    -s- William X. Haase
                                                --------------------------------
                                                             Secretary

                           CERTIFICATE OF AMENDMENT

                                      TO

                      AMENDED ARTICLES OF INCOPRORATION

                                      OF

                      PIONEER-STANDARD ELECTRONICS, INC.

                                                              Charter No. 317430

         James L. Bayman, President, and John S. Zarka, Secretary, of Pioneer-Standard Electronics, Inc., an Ohio corporation, do hereby certify that a meeting of the Shareholders of Pioneer-Standard Electronics, Inc. was duly called and held on June 28, 1984, at which meeting a quorum of such Shareholders was present in person or by proxy at all times, and that by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of said corporation, the following resolutions were adopted for the purpose of amending Article FOURTH of the Amended Articles of Incorporation of said corporation:

                  "RESOLVED, that Article FOURTH of the Company's Amended Articles of Incorporation be amended to read in its entirety as follows:

                           FOURTH: The authorized number of shares of the
                  corporation is Twenty Million (20,000,000) shares, all of which shall be Common Shares, without par value.'

                  BE IT FURTHER RESOLVED, That the President and the Secretary of the Company be and they are hereby authorized and directed to file promptly in the office of the Secretary of State of Ohio an appropriate Certificate of Amendment, and to take such other action as may be appropriate, in order to render effective the foregoing amendment and carry out the purposes of these resolutions."

         IN WITNESS WHEREOF, said James L. Bayman, President, and John S. Zarka, Secretary, of Pioneer-Standard Electronics, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 28th day of June, 1984.

                                                 -s- James L. Bayman
                                                --------------------------------
                                                     James L. Bayman, President

                                                 -s- John S. Zarka,
                                                --------------------------------
                                                     John S. Zarka, Secretary,

                            CERTIFICATE OF AMENDMENT

                                       TO

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                       PIONEER-STANDARD ELECTRONICS, INC.

                                                              Charter No. 317430

         James L. Bayman, President, and John S. Zarka, Secretary, of Pioneer-Standard Electronics, Inc., an Ohio corporation, do hereby certify that a meeting of the Shareholders of Pioneer-Standard Electronics, Inc. was duly called and held on June 27, 1985, at which meeting a quorum of such Shareholders was present in person or by proxy at all times, and that by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of said corporation, the following resolutions were adopted for the purpose of adding a new Article SEVENTH to the Amended Articles of Incorporation of said corporation:

                  "RESOLVED, that a new Article SEVENTH be added to the Company's Amended Articles of Incorporation to read in its entirety as follows:

         'SEVENTH.

                  A. A Business Combination (as hereinafter defined) shall be authorized and approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of the corporation entitled to vote generally in elections of Directors; provided, however, that the eighty percent (80%) voting requirement shall not be applicable if:

                           1. The Board of Directors of the corporation by affirmative vote, which shall include not less than a majority of the entire number of Continuing Directors (as hereinafter defined), (a) has approved in advance the acquisition of those outstanding shares of the corporation which caused the Interested Party (as hereinafter defined) to become an Interested Party or (b) has approved the Business
                  Combination; or

                           2. The Business Combination is a merger or consolidation and the cash or Fair Market Value of other consideration to be received per share by holders of the common shares of the corporation in said merger or consolidation is not less than an amount equal to the sum of:

                                    (a)      the greatest of (i) the highest per
                           share price, including commissions, paid by the Interested Party for any shares of the same class or series during the two-year period ending on the date of the most recent purchase by the Interested Party of any such shares, or (ii) the highest sales price reported for shares of the same class or series traded on a national securities exchange or in the over-the-counter market during the two-year period preceding the first public announcement of the proposed business transaction; plus

                                    (b)      interest on the per share price
                           calculated at the rate of ten percent (10%) per annum, compounded annually from the date the Interested Party first became an Interested Party until the business combination is consummated, less the per share amount of cash dividends payable to holders of record on record dates in the interim up to the amount of such interest.

                  For purposes of this clause (2), per share amounts will be adjusted for any stock dividend, stock split or similar transaction.

                  B.       For purposes of this Article Seventh:

                           1.       The term "Business Combination" shall mean
                  (a) any merger or consolidation of the corporation or a subsidiary of the corporation with or into an Interested Party, (b) any merger or consolidation of an Interested Party with or into the corporation or a subsidiary, (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) in which an Interested Party is involved, of any of the assets either of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary having a Fair Market Value in excess of $2,000,000, (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Party,
                  (e) the issuance or transfer (in one transaction or a series of transactions) by the corporation or a subsidiary of the corporation to an Interested Party of any securities of the corporation or such subsidiary, which securities have a Fair Market Value of $2,000,000 or more, or (f) any recapitalization, reclassification, merger or consolidation involving the corporation or a subsidiary of the corporation that would have the effect of increasing, directly or indirectly, the Interested Party's voting power in the corporation or such subsidiary.

                           2. The term "Interested Party" shall mean and include (a) any individual, corporation, partnership, trust or other person or entity which, together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 22, 1935) is or, with respect to a Business Combination, was within two years prior thereto a beneficial owner of shares aggregating ten percent (10%) or more of the aggregate voting power of any class of capital stock of the corporation entitled to vote generally in the election of Directors, and (b) any affiliate or associate of any such individual, corporation, partnership, trust or other person or entity. For the purposes of determining whether a person is an Interested Party, the number of shares deemed to be outstanding shall include shares which the Interested Party or any of its affiliates or associates has the right to acquire (whether immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise, but shall not include any other shares which may be issuable to any other person.

                           3. The term "Continuing Director" shall mean a director who is not an affiliate of an Interested Party and who was a member of the Board of Directors of the corporation immediately prior to the time that the Interested Party involved in a Business Combination became an Interested Party, and any successor to a Continuing Director who is not such an affiliate and who is nominated to succeed a Continuing Director by a majority of the Continuing Directors in office at the time of such nomination.

                           4. "Fair Market Value" shall mean the fair market value of the property in question as determined by a majority of the Continuing Directors in good faith.

                  C. The provisions of this Article Seventh shall be construed liberally to the end that the consideration paid to holders whose shares are acquired by an Interested Party in connection with a merger or consolidation shall not be less favorable than that paid to holders of such shares prior to such merger or consolidation. Nothing contained in this Article Seventh shall be construed to relieve any Interested Party from any fiduciary duties or obligations imposed by law.

                  D. Notwithstanding any other provision of the Amended Articles of Incorporation or the Amended Code of Regulations of the corporation and notwithstanding the fact that a lesser percentage may be specified by law, these Amended Articles of Incorporation or the Amended Code of Regulations of the corporation, the affirmative vote of the holders of not less than eighty percent (80%) of the then outstanding shares shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, this Article Seventh; provided, however, that this paragraph D shall not apply to, and the eighty percent (80%) vote shall not be required for, any amendment, alteration, change or repeal recommended to the shareholders by the Board of Directors of the corporation if the recommendation has been approved by at least two-thirds of the Continuing Directors.

                  BE IT FURTHER RESOLVED, that current Article SEVENTH of the Company's Amended Articles of Incorporation be redesignated as Article EIGHTH.

                  BE IT FURTHER RESOLVED, that the President and the Secretary of the Company be and they are hereby authorized and directed to file promptly in the Office of the Secretary of State of Ohio an appropriate Certificate of Amendment, and to take such other action as may be appropriate, in order to render effective the foregoing amendment and carry out the purposes of these resolutions."

         IN WITNESS WHEREOF, said James L. Bayman, President, and John S. Zarka, Secretary, of Pioneer-Standard Electronics, Inc., acting for and on behalf of said corporation, have hereunto Subscribed their names this 27th day of June, 1985.

                                           -s- James L. Bayman
                                           -------------------------------------
                                               James L. Bayman, President

                                           -s- John  S. Zarka
                                           -------------------------------------
                                               John  S. Zarka, Secretary

                            CERTIFICATE OF AMENDMENT

                                       TO

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                       PIONEER-STANDARD ELECTRONICS, INC.

                                                              Charter No, 317430

                  James L. Bayman, President, and John V. Goodger, Assistant Secretary, of Pioneer-Standard Electronics, Inc., an Ohio corporation, do hereby certify that a meeting of the Shareholders of Pioneer-Standard Electronics, Inc. was duly called and held on July 26, 1994, at which meeting a quorum of such Shareholders was present in person or by proxy at all times, and that by the affirmative vote of the holders of shares entitling them to exercise at least two-thirds of the voting power of said corporation, the following resolutions were adopted for the purpose of amending Article FOURTH of the Amended Articles of Incorporation of said corporation:

                  RESOLVED, that Article FOURTH of the Amended Articles of Incorporation shall be deleted and replaced by the following:

                           "FOURTH: The authorized number of shares of the
                  corporation is Forty Million (40,000,000) shares, all of which shall; be Common Shares, without par value."

         IN WITNESS WHEREOF, said James L. Bayman, president, and John V. Goodger, Assistant Secretary, of Pioneer- Standard Electronics, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 28th day of July, 1994.

                                         -s- James L. Bayman
                                         ---------------------------------------
                                         James L. Bayman, President

                                         -s- John V. Goodger, Assistant
                                         ---------------------------------------
                                         John V. Goodger, Assistant Secretary

                                                                        RECEIVED

                                                                      AUG 1 1994

                                                             Bob Taft
                                                             Secretary of State

                            CERTIFICATE OF AMENDMENT

                                       TO

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                       PIONEER-STANDARD ELECTRONICS, INC.

                                                              Charter No. 317430

                  James L. Bayman, President, and John V. Goodger, Assistant Secretary, of Pioneer-Standard Electronics, Inc., an Ohio corporation, do hereby certify that a meeting of the Shareholders of Pioneer-Standard Electronics, Inc. was duly called and held on July 23, 1996, at which meeting a quorum of such Shareholders was present in person or by proxy at all times, and that by the affirmative vote of the holders of shares entitling them to exercise at least two-thirds of the voting power of said corporation, the following resolutions were adopted for the purpose of amending Article FOURTH of the Amended Articles of Incorporation of said corporation:

                  RESOLVED, that Article FOURTH of the Amended Articles of Incorporation shall be deleted and replaced by the following:

                           "FOURTH: The authorized number of shares of the
                  corporation is Eighty Million (80,000,000) shares, all of which shall be Common Shares, without par value."

         IN WITNESS WHEREOF, said James L. Bayman, President, and John V. Goodger, Assistant Secretary, of Pioneer-Standard Electronics, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 29th day of July, 1996.

                                            -s- James L. Bayman
                                            ------------------------------------
                                            James L. Bayman, President

                                            -s- John V. Goodger
                                            ------------------------------------
                                            John V. Goodger, Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       TO

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                       PIONEER-STANDARD ELECTRONICS, INC.

                                                              Charter No. 317430

                  William A. Papenbrock, Secretary, of Pioneer-Standard Electronics, Inc., an Ohio corporation, does hereby certify that a meeting of the Shareholders of Pioneer-Standard Electronics, Inc. was duly called and held on July 29, 1997, at which meeting a quorum of such Shareholders was present in person or by proxy at all times, and that by the affirmative vote of the holders of shares entitling them to exercise at least two-thirds of the voting power of said corporation, the following resolution was adopted for the purpose of amending Article FOURTH of the Amended Articles of Incorporation of said corporation:

                  RESOLVED, that Article FOURTH of the Amended Articles of Incorporation shall be deleted and replaced by the following:

                           "FOURTH: The authorized number of shares of the
                  Corporation is Eighty-Five Million (85,000,000) shares, of which Eighty Million (80,000,000) shall be Common Shares, without par value, and Five Million (5,000,000) shall be Serial Preferred Shares, without par value.

                                  SUBDIVISION A
                PROVISIONS APPLICABLE TO SERIAL PREFERRED SHARES

                           The Serial Preferred Shares may be issued, from time
                  to time, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series as adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

                                    (a)      The distinctive serial designations
                           and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

                                    (b)      The annual dividend rate for the
                           particular series, and the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on shares of the particular series shall be cumulative;

                                    (c)      The redemption price or prices, if
                           any, for the particular series;

                                    (d)      The right, if any, of the holders
                           of a particular series to convert such shares into other classes of shares, and the terms and conditions of such conversions; and

                                    (e)      The obligation, if any, of the
                           Corporation to purchase and retire and redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption or purchase account.

                           All shares of any one series of Serial Preferred
                  Shares shall be alike in every particular and all series shall rank equally and be identical in all respects except insofar as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issuance of any series of the Serial Preferred Shares.

                           In the event of any liquidation, dissolution or
                  winding up of the affairs of the Corporation, then before any distribution or payment shall have been made to the holders of the Common Shares, the holders of the Serial Preferred Shares of each series shall be entitled to be paid, or to have set apart in trust for payment, an amount from the net assets of the Corporation equal to that stated and expressed in the resolution or resolutions adopted by the Board of Directors which provide for the issuance of such series, respectively. The remaining net assets of the Corporation shall be distributed solely among the holders of the Common Shares according to their respective shares.

                           The holders of Serial Preferred Shares shall be
                  entitled to one vote for each Serial Preferred Share upon all matters presented to the shareholders, and, except as otherwise provided by these Amended Articles of Incorporation or required by law, the holders of Serial Preferred Shares and the holders of Common Shares shall vote together as one class on all matters. No adjustment of the voting rights of holders of Serial Preferred Shares shall be made in the event of an increase or decrease in the number of Common Shares authorized or issued or in the event of a stock split or combination of the Common Shares in the event of a stock dividend on any class of shares payable solely in Common Shares.

                           The affirmative vote of the holders of at least
                  two-thirds of the Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary to adopt any amendment to the Amended Articles of Incorporation (but so far as the holders of Serial Preferred Shares are concerned, such amendment may be adopted with such vote) which:

                           (i) changes issued Serial Preferred Shares of all series then outstanding into a lesser number of shares of the Corporation of the same class and series or into the same or a different number of shares of the Corporation of any other class or series; or

                           (ii) changes the express terms of the Serial Preferred Shares in any manner substantially prejudicial to the holders of all series thereof then outstanding; or

                           (iii) authorizes shares of any class, or any security convertible into shares of any class, or authorizes the conversion of any security into shares of any class, ranking prior to the Serial Preferred Shares; or

                           (iv) changes the express terms of issued shares of any class ranking prior to the Serial Preferred Shares in any manner substantially prejudicial to the holders of all series of Serial Preferred Shares then outstanding;

         and the affirmative vote of the holders of at least two-thirds of the shares of each affected series of Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of each affected series of Serial

         Preferred Shares shall vote separately as a series, shall he necessary to adopt any amendment to the Amended Articles of Incorporation (but so far as the holders of each such series of Serial Preferred Shares are concerned, such amendment may be adopted with such vote) which:

                           (i) changes issued Serial Preferred Shares of one or more but not all series then outstanding into a lesser number of shares of the Corporation of the same series or into the same or a different number of shares of the Corporation of any other class or series; or

                           (ii) changes the express terms of any series of the Serial Preferred Shares in any manner substantially prejudicial to the holders of one or more but not all series thereof then outstanding; or

                           (iii) changes the express terms of issued shares of any class ranking prior to the Serial Preferred Shares in any manner substantially prejudicial to the holders of one or more but not all series of Serial Preferred Shares then outstanding.

                  Whenever reference is made herein to shares "ranking prior to the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Shares; whenever reference is made to shares "on a parity with the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof (i) neither as to the payment of dividends nor as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Shares and (ii) either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of Serial Preferred Shares: and whenever reference is made to shares "ranking junior to the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Serial Preferred Shares.

                                  SUBDIVISION B
                     PROVISIONS APPLICABLE TO COMMON SHARES

                  The Common Shares shall be subject to the express terms of the Serial Preferred Shares and of any series thereof. Each Common Share shall be equal to every other Common Share and the holders thereof shall have such rights as are provided by law and, except as otherwise provided herein or as required by law, shall be entitled to one vote for each share held by them upon all matters presented to shareholders."

         IN WITNESS WHEREOF, said William A. Papenbrock, Secretary of Pioneer-Standard Electronics, Inc., acting for and on behalf of said corporation, has hereunto subscribed his name this 1st day of August, 1997.

                                       -s- William A. Papenbrock
                                       -----------------------------------------
                                       William A. Papenbrock, Secretary

  DATE:       DOCUMENT ID     DESCRIPTION                     FILING     EXPED   PENALTY    CERT  COPY
09/15/2003      200325800924  DOMESTIC/AMENDMENT TO ARTICLES  50.00     100.00    .00       .00   .00
                               (AMD)

                                     RECEIPT
                This is not a bill. Please do not remit payment.

CALFEE HALTER, ESQ.
1650 FIFTH THIRD CENTER
21 E. STATE STREET
COLUMBUS, OH 43215

                                  STATE OF OHIO
                                   CERTIFICATE
                  OHIO SECRETARY OF STATE, J. KENNETH BLACKWELL

                                     317430

         It is hereby certified that the Secretary of State of Ohio has custody of the business records for

                                 AGILYSYS, INC.

        and, that said business records show the filing and recording of:

Document(s):                                            Document No(s):

DOMESTIC/AMENDMENT TO ARTICLES                           200325800924

             [SEAL]                          Witness my hand and the seal of the
     United States of America                Secretary of State at Columbus,
         State of Ohio                       Ohio this  15th day of September,
Office of the Secretary of State             A.D. 2003.

                                                J. Kenneth Blackwell
                                                Ohio Secretary of State

                        PRESCRIBED BY J.KENNETH BLACKWELL

                             OHIO Secretary of State
                          Central Ohio: (614) 466-3910
                   Toll Free: 1-877-SOS-FILE (1-877-767-3453)

[SEAL]
www.state.oh.us/sos
e-mail: busserv@sos state.oh us

 Expedite this Form: (Select one)
 Mall Form to one of the Following:
[R]Yes   PO Box 1390
         Columbus, OH 43216
"' Requires an additional fee of $100'"
         PO Box 1028
[ ]No    Columbus, OH 43216

                           Certificate of Amendment by
                             Shareholders or Members
                                   (Domestic)
                                Filing Fee $50 00

(CHECK-ONLY ONE (1) BOX)

(1) Domestic for       PLEASE READ        (2) Domestic
     Profit             INSTRUCTIONS           Non-Profit
  [ ]  Amended         [X]  Amendment        [ ]  Amended      [ ] Amendment
      (122-AMAP)           (125-AMDS)           (126-AMAN)        (128-AMD)

Complete the general information In this section for the box checked above.

Name of Corporation      Pioneer-Standard Electronics, Inc.

Charter Number           317430

Name of Officer          Kathryn K. Vanderwist

Title                    Assistant Secretary

[ ] Please check if additional provisions attached

The above named Ohio corporation, does hereby certify that:

[X] A meeting of the     [X] shareholders     [ ] directors (non-profit amanded
                                                   articles only)

[ ] members was duly called and held on  September 12,2003
                                         -----------------
                                              (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise 82% as the voting power of the corporation.

[ ] In a writing signed by all of the   [ ] shareholders   [ ] directors (non-
                                                               profit amended
                                                               articles only)

[ ] members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit

Clause applies if amended box Is checked.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto

                                  Page 1 of 2             Last Revised: May 2002

All of the following information must be completed If an amended box is checked. If an amendment box Is checked, complete the areas that apply.

FIRST:   The name of the corporation Is:      Agilysys, Inc.

SECOND: The place in the State of Ohio where its principal office is located in the city of:

         _______________________________        ________________________________
         (City, village or township)                      (County)

THIRD:   The purposes of the corporation are as follows:

         _______________________________________________________________________

         _______________________________________________________________________

FOURTH: The number of shares which the corporation is authorized to have outstanding is: ______________________________________
                              (Does not apply to box (2))

        REQUIRED              Kathryn K.Vanderwist                 SEPT. 12,2003
Must be authenticated      -------------------------               -------------
(signed) by an authorized   Authorized Representative                  Date
representative
     (See Instructions)    Kathryn K.Vanderwist, Assistant
                            Secretary
                           -------------------------------
                           (Print Name)

                           ______________________________
                           ______________________________
                           [                        ]               [       ]
                           Authorized Representative                   Date
                           ______________________________
                           (Print Name)
                           ______________________________
                           ______________________________

                                   Page 2 Of 2            Last Revised: May 2002